UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2015

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A amends and supplements the information reported in Item 5.02(d) to the Current Report on Form 8-K dated September 2, 2015 (filed September 8, 2015) regarding the election of Nancy Killefer to the Board of Directors (the "Board") of Cardinal Health, Inc. (“Cardinal Health"). This Current Report on Form 8-K/A also reports new information under Items 5.07 and 8.01 of Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)
On November 4, 2015, the Board appointed Nancy Killefer to serve on the Human Resources and Compensation Committee of the Board. As previously disclosed, Ms. Killefer was elected a director, effective September 14, 2015, by the Board on September 2, 2015.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
Cardinal Health held its 2015 Annual Meeting of Shareholders (the "Annual Meeting") on November 4, 2015. For more information on the following proposals, see Cardinal Health's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission ("SEC") on September 15, 2015.
The shareholders elected the 11 nominees to the Board listed below, each to serve until the 2016 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, and voted as follows:

Director	For	Against	Abstained	Broker Non-Votes
David J. Anderson	266,414,104	551,128	758,987	27,126,125
Colleen F. Arnold	260,846,202	6,117,473	760,544	27,126,125
George S. Barrett	254,570,670	11,387,180	1,766,369	27,126,125
Carrie S. Cox	264,594,424	2,369,916	759,879	27,126,125
Calvin Darden	265,988,582	963,383	772,254	27,126,125
Bruce L. Downey	266,485,179	456,069	782,971	27,126,125
Patricia A. Hemingway Hall	260,698,745	6,240,075	785,399	27,126,125
Clayton M. Jones	266,494,910	443,390	785,919	27,126,125
Gregory B. Kenny	232,781,972	34,169,023	773,224	27,126,125
Nancy Killefer	266,061,810	892,095	770,314	27,126,125
David P. King	265,163,387	1,796,577	764,255	27,126,125
The shareholders ratified the appointment of Ernst & Young LLP as Cardinal Health’s independent auditor for the fiscal year ending June 30, 2016, and voted as follows:

For	290,796,051
Against	3,263,068
Abstained	791,225
Broker Non-Votes	0
The shareholders approved, on a non-binding advisory basis, the compensation of Cardinal Health’s named executive officers, and voted as follows:

For	258,754,031
Against	8,011,076
Abstained	959,111
Broker Non-Votes	27,126,125

Item 8.01.    Other Events.
The following description of Cardinal Health's capital stock is included for the purpose of updating and superseding the description of Cardinal Health's capital stock included in its registration statement on Form 8-A filed with the SEC on August 19, 1994 (File No. 001-11373) and the current report on Form 8-K filed on August 10, 2012 updating such description. The description set forth below is hereby incorporated by reference into, and modifies and supersedes, any prior description of Cardinal Health's capital stock in any registration statement or report filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will be available for incorporation by reference into Cardinal Health's future filings under the Securities Act and the Exchange Act.
DESCRIPTION OF CAPITAL STOCK
The following is a summary of Cardinal Health's capital stock. The following summary of the terms of Cardinal Health's capital stock is not meant to be complete and is qualified by reference to Cardinal Health's Amended and Restated Articles of Incorporation, as amended (the "Articles"), and Cardinal Health's Restated Code of Regulations (the "Regulations").
The Articles authorize Cardinal Health to issue up to 750,000,000 common shares. On September 30, 2015, approximately 329 million common shares were issued and outstanding and approximately 35 million common shares were held in treasury. The Articles also authorize Cardinal Health to issue up to 5,000,000 Class B common shares, none of which are outstanding or reserved for issuance, and 500,000 non-voting preferred shares, none of which are outstanding or reserved for issuance.
From time to time, Cardinal Health may issue additional authorized but unissued common shares for share dividends, stock splits, employee benefit and compensation programs, financing and acquisition transactions and other general purposes. Those common shares will be available for issuance without action by Cardinal Health's shareholders, unless action by the Cardinal Health shareholders is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which common shares may be listed in the future.
Common Shares
All of the outstanding common shares are fully paid and nonassessable. Holders of common shares do not have preemptive rights and have no right to convert their common shares into any other security. All common shares are entitled to participate equally and ratably in dividends, when and as declared by Cardinal Health's board of directors. In the event of the liquidation of Cardinal Health, holders of common shares are entitled to share ratably in assets remaining after payment of all liabilities, subject to prior distribution rights of any preferred shares then outstanding. Holders of common shares are entitled to one vote per share upon all matters on which shareholders are entitled to vote. Holders of Class B common shares (if any are issued in the future) are entitled to one-fifth of one vote per share upon all matters on which shareholders are entitled to vote. Except as otherwise expressly provided by law, the Articles or the Regulations, all matters on which shareholders are entitled to vote will be decided by the majority of votes cast without regard to abstentions. Under certain circumstances, holders of Class B common shares have a right to a separate class vote. Holders of common shares do not have any rights to cumulate votes in the election of directors.
Preferred Shares
No shares of non-voting preferred shares are currently outstanding. Under the Articles, Cardinal Health's board of directors, without further action by its shareholders, is authorized to issue up to 500,000 non-voting preferred shares, without par value, in one or more series and to fix the designations, preferences, limitations and relative or other rights thereof, including the designation and authorized number of shares constituting each series, dividend rights, liquidation price, redemption rights, sinking fund requirements, conversion rights and restrictions on the issuance of such shares. The issuance of preferred shares could adversely affect the holders of common shares. The issuance of preferred shares could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of Cardinal Health.
Board of Directors
Cardinal Health's board of directors currently consists of eleven members. The Regulations provide that the number of directors is fixed from time to time by the board of directors, but in no case may the number of directors be decreased to fewer than nine nor increased to more than sixteen. The board of directors may fill any vacancy, including a vacancy created by an increase in the number of directors. Each director serves until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death. In uncontested elections of directors, as defined in the Articles, directors are elected by a majority of the votes cast; director elections other than uncontested elections are governed by a plurality voting standard.

Anti-takeover Protections
The following summarizes Chapter 1704 of the Ohio Revised Code which may have the effect of prohibiting, raising the costs of, or otherwise impeding, a change of control of Cardinal Health, whether by merger, consolidation or sale of assets or stock (by tender offer or otherwise), or by other methods. Chapter 1704 provides generally that any person who has beneficial ownership of 10% or more of a corporation's voting stock (thereby being an “interested shareholder”) may not engage in a wide range of “business combinations” with the corporation for a period of three years following the date the person became an interested shareholder, unless the directors of the corporation have approved the transaction or the interested shareholder's acquisition of shares of the corporation, in either case, prior to the date the interested shareholder became an interested shareholder of the corporation. After the three-year period, business combinations between the corporation and the interested shareholder are prohibited unless certain fair price provisions are complied with or the shareholders of the corporation approve the transaction by the affirmative vote of two-thirds of the voting power of the corporation, including at least a majority of the disinterested shareholders. These restrictions on interested shareholders do not apply under certain circumstances, including when a person becomes an “interested shareholder” only because a corporation has repurchased some of its voting stock.
Exclusive Forum Provision
The Regulations provide that, unless Cardinal Health consents in writing to the selection of an alternate forum, a state court located in Franklin County, Ohio (or if no state court in Franklin County, Ohio has jurisdiction, then the federal court for Franklin County, Ohio) will be the exclusive forum for derivative suits and certain other actions, including any action asserting a claim against Cardinal Health or any director, officer or other employee arising under Ohio corporation law, the Articles or the Regulations.
Transfer Agent and Registrar
The transfer agent and registrar for the common shares is Computershare Trust Company, N.A., Canton, Massachusetts.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: November 9, 2015	By:	/s/ Craig S. Morford
Name: Craig S. Morford
Title: Chief Legal and Compliance Officer

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